iTech Medical announces Organizational Changes in the Restructuring and Reorganization of the Company

Mrs. Karin Monster and Mr. Robert Gradus added to the iTech Medical Board of Directors with Mr. Gradus accepting the role of CFO and the resignations of Dr. Alan Goldman and Mr. Steeve Asselin.

Keywords: CE Mark, Health Canada approval, healthcare, biomedical, wellness, chronic back pain, back pain, neck pain, neurology, medical device, clinical studies, financing, commercialization, imaging, MPR, Muscle Pattern Recognition

HUNTINGTON BEACH, Calif. August 9, 2011 – iTech Medical, Inc. (OTCBB:IMSU - News) (FWB:0IM - News), a medical information technology company, announced today that effective July 18, 2011, it received the resignation of the following officers: Dr. Alan Goldman, Vice President of Clinical Affairs and Mr. Steeve Asselin, Vice President of Research and Development.

Additionally, the company added two new members to its Board of Directors effective July 25, 2011.  Mr. Warren G. Baker, CEO and Mr. Wim Peters, Chairman of the Board, stated:  “We believe we’ve chosen candidates who can contribute to the successful future of the Company and our MPR Technology.”

There is no family relationship between Messrs. Baker, Peters, and Gradus, and Ms. Monster, and any of the Company’s officers and directors with the exception that Ms. Monster is the daughter-in-law of Mr. Peters.

Mr. Robèrt Gradus, age 47, father of 2 children, studied construction and management at the University of Eindhoven in the Netherlands and completed the General Management Programme, Insead, at Cedep in Fontainebleau France. Prior to joining iTech, Mr Gradus was the Division Director of Heijmans N.V., a company that can be found on the AEX-Index.  Currently, he is a director at Oskomera Group in the Netherlands, an international company in steel-, facade- and solar systems. Additionally, Mr. Gradus serves on various corporate boards and owns the strategic consulting company, Farcha B.V., where he advises senior management on such issues as; interim-management, finance, investments and change management.

Mrs. Monster, age 32, mother of three children, joins iTech after a 2 year sabbatical and is currently employed at Stako B.V. in the Netherlands as a Business Process Manager.  Her educational background includes a Master’s Degree in Gifted Education while studying Educational and Behavioral Sciences at Radboud University in the Netherlands.  Previously, from 2005 through 2009, Ms. Monster was a Chair-person or Director of several prestigious organizations including:  Chair-person of the Facta Foundation, which created and sponsored educational projects for gifted children, Director of Samen voor Zorg, a private practice of educational and behavioral therapists and Vice Chair-person of the Leonardo Foundation that supports schools and advocates for gifted educational programs.

About iTech Medical - (OTCBB:IMSU - News) (FWB:0IM - News)
iTech Medical is engaged in the research and commercial development of healthcare information systems and technologies. To date, the Company has focused on developing a proprietary platform called Muscle Pattern Recognition (MPR), a unique clinical tool for the analysis of muscle function. iTech Medical is ISO 13485:2003 certified for the production and sale of surface electromyography (sEMG) diagnostic devices for clinical use.

iTech Medical website:  www.iTechMedical.com

Forward-Looking and Cautionary Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “plan,” “outlook,” and other words and terms of similar meaning.

These statements involve a number of risks and uncertainties that could cause actual results to materially differ from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of our competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, our ability to react to a disaster recovery situation, and the impact of labor markets and new product introductions on our overall profitability.

A further list and description of these risks, uncertainties and other matters can be found in the company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, iTech Medical’s Annual Report on Form 10-K filed with the SEC on April 15, 2010.  iTech Medical cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statements that it may make.

Contact:
Public Relations
DM Productions LLC
Dianemarie Collins, Public Relations
Reno, NV   775.825.1727 Ext. 2
Phoenix, AZ 623.825.9122 Ext. 2
DM@DMProductionsLLC.com

iTech Medical, Inc.
Warren G. Baker
Chief Executive Officer
warren.baker@itechmedical.com

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